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EXHIBIT 99.1

FOR IMMEDIATE RELEASE


DEF LEPPARD'S 2009 TOUR A TOTALLY INTERACTIVE EXPERIENCE FOR FANS POWERED BY ACE MARKETING & PROMOTIONS INC. (AMKT)

FANS TURN "ON" YOUR BLUETOOTH VISIBILITY FOR FREE DEF LEPPARD CONTENT VIA BLUETOOTH & WIFI, EXPERIENCE ROCKZIMITY. ACCEPT THE MESSAGE, GET THE CONTENT. GET ROCKED.

Valley Stream, N.Y. (Marketwire - June 09, 2009) Ace Marketing & Promotions, Inc. (OTCBB: AMKT) announced today Def Leppard's 2009 North American tour is sure to be the hottest Rock show of the summer with special guests Poison and Cheap Trick. The tour kicks off this month on June 23rd in Camden N.J. Fans attending any of these events will want to make sure that they don't leave home without their mobile phone and certainly don't leave it in the car, because Def Leppard is offering fans more ways to interact with them than ever before. Def Leppard is promoting "ROCKZIMITY" A Bluetooth and Wi-fi Proximity Marketing System powered by Ace Marketing & Promotions Inc (AMKT). Def Leppard also announced that they have added SMS TEXT MESSAGING promotions on the North American portion of the tour, leveraging Ace Marketing's full suite of "Team and Tour "mobile interactive solutions." In today's economic climate and in the entertainment industry, you have to add more value and a more interactive experience for consumers. Def Leppard's doing just that, we are honored to be partnered with them for this dynamic tour" stated, Matt Gaines CMO for Ace Marketing & Promotions.

Fans arriving at the show, with any of the 1,200 compatible enabled mobile devices, (including the iphone) will be offered FREE Def Leppard content. Some of the content features select Def Leppard Album Art Wallpapers for your cell phone, video clips and "voice-tones" featuring your favorite Def Leppard band member voices as a Ringtone. All concert-goers have to do to participate in "ROCKZIMITY" is ENABLE their Bluetooth Visibility and then visit any of the "ROCKZIMITY" Hot Spot ocations throughout the venue. For iphone users, simply connect to the "ROCKZIMITY" the Wi-fi localized network that is created in the active zones.

Here's how it works, there are clearly identified ROCKZIMITY zones and "CALL TO ACTION" sign will direct you to ENABLE the Bluetooth VISIBILITY on your mobile device. Once ENABLED and your VISIBILITY is set to DISCOVERABLE, the Proximity Marketing system will detect ENABLED devices within the zone (approximately 50-100ft). You will receive the message " Do you want to receive a VIDEO from Def Leppard?" Upon accepting the message, the content download begins, only taking a few seconds and then is stored in your media folder on your mobile device. Immediately following another prompt will offer you the next piece of content. There is no cost, no data charges, no minutes of service, just having their Bluetooth enabled and set to Always Visible or DISCOVERABLE.

Fans also have the opportunity to participate in many DEFLEP text messaging promotions featuring a free test drive of the fan club, select autographed merchandise or even a short personal phone call from one of the members of the band. Def Leppard frontman, Joe Elliott stated, "these unique fan interactions provide relevant, engaging opportunities for our fans, Def Leppard is committed to delivering a one of a kind, artist to fan experience." Def Leppard drummer Rick Allen went on to say, "Fans can now stay connected with Def Leppard, Anytime, Anywhere and On The Go. With Def Leppards Mobile Website (http://m.defleppard.com) ROCKZIMITY, Proximity Bluetooth Technology and Text Messaging Def Leppard is providing meaningful ways to interact with fans, our most important customer" For the complete Def Leppard 2009 Tour Schedule and more information on ROCZIMITY visit www.defleppard.com.


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ABOUT DEF LEPPARD

Def Leppard hits the road this June for what is sure to be the biggest rock event of the summer. A 40-city North American tour with Poison and Cheap Trick that will feature an unparalleled string of Def Leppard hits including their most recen "C'mon C'mon " 9 lives" featuring Tim McGraw, "Photograph," "Rock Of Ages," "Pour Some Sugar On Me," "Foolin'," "Bringing On The Hearbreak," and then some.

Def Leppard (Joe Elliott - vocals, Vivian Campbell - guitar, Phil Collen - guitar, Rick "Sav" Savage -bass and Rick Allen - drums) sits at the top of an iconic class of rock `n' roll bands. The band's most recent album Songs From The Sparkle Lounge debuted last year at #5 on the Billboard Top 200; earning Def Leppard their highest-charting debut since their 1992 album Adrenalize. Def Leppard, one of a handful of select groups including The Beatles, Led Zeppelin and Pink Floyd that have been awarded the R.I.A.A.'s prestigious Diamond Award more than once

ABOUT ACE MARKETING

Ace Marketing & Promotions Inc., based in New York, is a full-service sports & entertainment promotional marketing company offering a wide array of business solutions which include mobile website development, portable media, ACE CMS Platform, print solutions and Branded Merchandise & Fulfillment. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing(SM) with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Established in 1998, the Company has built a successful, scalable business platform capable of consolidating a portion of the promotional products industry. Proximity Marketing(SM), Rockzimity, and Rockzimity Marketing are service marks of Ace Marketing & Promotions Inc. 2009. Ace's Corporate Overview is available at http://www.acemarketing.net on the "About Us" tab. Ace has recently added several new revenue stream models. The long-term strategic plan is for Ace to find new opportunities while leveraging its core competencies. For a demo of Ace's Proximity Marketing you can visit http://www.acemarketingdemo.com. For additional information, a copy of Ace's Form 10-K can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.


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  Media Contact:

  Ace Marketing & Promotions, Inc.
  Legend Securities, Inc.
  Thomas Wagner
  800-385-5790 x152
  718-233-2600 x152
  twagner@legendsecuritiesinc.com